                                   EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-3793,333-3797 and 33-73496) and Form S-8 (File Nos. 333-61372, 33-21859, 33-44888 and 33-64701) of Nobel Learning
Communities, Inc. (formerly Nobel Education Dynamics, Inc.) of our report dated September 3, 2002 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 23, 2002